UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Twin Hospitality Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42395	99-1232362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Belt Line Road, Suite 1200 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 941-3150

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Separation and Distribution

On January 29, 2025 (the “Distribution Date”), at 4:31 p.m., New York City time, the previously announced separation (the “Spin-Off”) of Twin Hospitality Group Inc., a Delaware corporation (the “Company”), from FAT Brands Inc. (“FAT Brands”) was completed. The Spin-Off of the Company from FAT Brands was achieved through the distribution by FAT Brands of approximately 5% of the fully-diluted shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), as a pro rata dividend (the “Distribution”), to holders of Class A common stock and Class B common stock of FAT Brands (the “FAT Brands Common Stockholders”) of record as of January 27, 2025 (the “Record Date”). Pursuant to the Distribution, the FAT Brands Common Stockholders received 0.1520207 shares of the Company’s Class A Common Stock for each share of Class A common stock or Class B common stock of FAT Brands held as of the close of business on the Record Date. Following the completion of the Spin-Off, the Company became an independent, publicly traded company. The Company’s Class A Common Stock began trading on the Nasdaq Global Market under the ticker symbol “TWNP” on January 30, 2025.

In connection with the Spin-Off, on January 24, 2025, the Company entered into a Master Separation and Distribution Agreement (the “Master Separation and Distribution Agreement”) and a Tax Matters Agreement (the “Tax Matters Agreement”), in each case with FAT Brands, which together, among other things, provide a framework for the Company’s on-going relationship with FAT Brands following the Spin-Off.

Master Separation and Distribution Agreement

The Master Separation and Distribution Agreement sets forth, among other things, the agreements between the Company and FAT Brands regarding the principal transactions necessary to effect the Distribution and the Spin-Off. The Master Separation and Distribution Agreement also sets forth other agreements that govern certain aspects of the Company’s ongoing relationship with FAT Brands following the completion of the Spin-Off. A summary of certain material terms of the Master Separation and Distribution Agreement (the “Summary of the Master Separation and Distribution Agreement”) can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements to be Entered into with FAT Brands in Connection with the Reorganization—Master Separation and Distribution Agreement” in the Company’s Information Statement, set forth as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on January 17, 2025 (the “Information Statement”). The Summary of the Master Separation and Distribution Agreement is incorporated by reference into this Item 1.01 in its entirety. The description of the Master Separation and Distribution Agreement set forth under this Item 1.01, including the Summary of the Master Separation and Distribution Agreement, does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Master Separation and Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Tax Matters Agreement

The Tax Matters Agreement governs the Company’s and FAT Brands’ respective rights, responsibilities and obligations with respect to tax liabilities, tax attributes, tax returns, tax audits, and certain other tax matters following the completion of the Spin-Off. A summary of certain material terms of the Tax Matters Agreement (the “Summary of the Tax Matters Agreement”) can be found in the section entitled “Certain Relationships and Related Person Transactions—Agreements to be Entered into with FAT Brands in Connection with the Reorganization—Tax Matters Agreement” in the Information Statement. The Summary of the Tax Matters Agreement is incorporated by reference into this Item 1.01 in its entirety. The description of the Tax Matters Agreement set forth under this Item 1.01, including the Summary of the Tax Matters Agreement, does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Master Separation and Distribution Agreement, dated as of January 24, 2025, by and between FAT Brands Inc. and Twin Hospitality Group Inc.
10.1	Tax Matters Agreement, dated as of January 24, 2025, by and between FAT Brands Inc. and Twin Hospitality Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2025	Twin Hospitality Group Inc.

	By:	/s/ Kenneth J. Kuick
	Name:	Kenneth J. Kuick
	Title:	Chief Financial Officer